Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-203455), pertaining to the 2012 Stock Incentive Plan and 2013 Stock Incentive Plan of AmpliPhi Biosciences Corporation, of our report dated March 30, 2016, with respect to the consolidated financial statements of AmpliPhi Biosciences Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Richmond, Virginia

March 30, 2016